UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2008 (April 29, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2008 Crimson Exploration Inc. (the “Company” or “Crimson”) entered into a Purchase and Sale Agreement with Smith Production Inc. to acquire interests in four producing gas fields and undeveloped acreage in South Texas for $65 million in cash, subject to adjustment at closing for normal operations activity subsequent to the January 1, 2008 effective date and other customary purchase price adjustments. The transaction is subject to customary closing conditions and is expected to close on or around May 30, 2008. The total cash consideration due at closing will be funded with borrowings under the Company’s senior revolving credit facility. The Company currently has approximately $120 million of availability under that facility to fund at closing. The assets being acquired consist of approximately 16,000 gross acres, most of which is held by production, consisting of a 25% non-operated working interest in Samano Field located in Starr and Hidalgo counties, a 100% operated working interest in North Bob West Field in Zapata county and 100% operated working interests in Brushy Creek and Hope fields in DeWitt county.

Crimson is acquiring net production from the 137 producing wells of approximately 7 mmcfe of natural gas equivalents per day. Crimson estimates internally that net proved reserves acquired, as of the effective date, are approximately 23 bcfe of natural gas equivalents, for a price of approximately $2.82 per mcfe of proved reserves and $9,286 per mcfe per day of current production. The proved reserves are 71% PDP and 29% PUD, 96% natural gas and natural gas liquids and have a reserve life of approximately nine years based on current production.

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning the Company’s strategic plans, expectations, objectives for future operations and the closing of the Purchase and Sale Agreement. All statements included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions the Company made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2007 for a further discussion of these risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: May 2, 2008	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer